Talisman Technical
ABN 97 652 676 849
Suite 2, Level 8, 10 Eagle Street, Brisbane

4000
t. 07 3112 7230
e. jjoubert@talismantechnical.com.au
w. talismantechnical.com.au
CONSENT OF CHRIS WILKINSON
I, Chris Wilkinson, Bsc (Mining); MAusIMM(CP), Director of Mining Consultancy Services

(Australia) Pty Ltd, the
advisory entity

of Talisman

Technical

Pty Ltd,

prepared

Sections

12.2,

13.2,

21, 22,

23,

24, 25

and

26 of

the
Technical

Report Summary

titled “
Coronado Global Resources

Inc. (“Coronado”) Statement

of Coal Resources
and

Reserves

for

the

Curragh

Mine

Complex

in

Accordance

with

the

JORC

Code

and

United

States

SEC
Regulation S-K 1300

as of December

31, 2023 Bowen

Basin Queensland,

Australia
”, dated February

15, 2024
(the “Technical

Report Summary”).
With respect to the portions of the Technical

Report Summary that I prepared, I hereby

consent to the filing with
the Securities and Exchange

Commission of the Technical

Report Summary as

an exhibit to the Annual

Report
on Form 10-K for the year

ended December 31, 2023 (the

“Annual Report”) of Coronado

Global Resources Inc.
(the

“Company”)

and

to

the

incorporation

by

reference

of

the

Technical

Report

Summary

in

the

Company’s
Registration Statements on Form S-3 (No. 333-239730) and Form S-8 (Nos. 333-236597, 333-249566 and

333-
275748) (the “Registration Statements”).
I hereby further consent to the inclusion

or incorporation by reference in the

Annual Report and the Registration
Statements of references to my name (including status as an expert or qualified person (as defined in Item 1300 of

Regulation

S-K))

and

the

information

derived

from

the

portions

of

the

Technical

Report

Summary

that

I
prepared, including any quotation therefrom or summarization thereof.
Date: February 15, 2024
/s/ Chris Wilkinson

Name: Chris Wilkinson
Director
Mining Consultancy Services (Australia) Pty Ltd a subsidiary of Talisman

Technical

Pty Ltd